                                                                   EXHIBIT 10.5





                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT ("Agreement") is entered into and is effective as of this 22nd day of April, 1996, by and between Host Funding, Inc., a corporation duly organized and existing under the laws of the state of Maryland, ("Seller"), and Don W. Cockroft, an individual residing in Memphis, TN, ("Buyer"), with reference to the following facts:

         A. Seller is currently holding Class A Common Stock in its Treasury of which ten thousand (10,000) shares are being held in reserve for purchase by the Buyer.

         B. Buyer is an Independent Director of Seller and desires to purchase ten thousand (10,000) shares of Class A Common Stock from Seller (the "Shares") in consideration of payment to Seller of $10.00 per share, or One Hundred Thousand Dollars ($100,000), upon the terms and conditions herein set forth.

         NOW, THEREFORE, in consideration of the mutual covenants, promises and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Purchase of Shares. Buyer agrees to purchase from Seller, and Seller hereby agrees to sell and transfer to Buyer, the Shares, together with all right, title and interest thereto, free and clear of all liens, security interests, charges, encumbrances and any other rights in favor of third parties whatsoever. The total purchase price for the Shares shall be a $100,000 promissory note (the "Note"). The Note shall be secured by a pledge of the 10,000 Shares which pledge shall be executed by Buyer in favor of Seller. As payment for the transfer of the Shares by Seller to Buyer, Buyer shall deliver at the closing (i) an executed promissory note in favor of Seller in the principal amount of $100,000.00, which will be in the form of Exhibit A attached hereto (the "Note"), and (ii) an executed Stock Pledge Agreement (the "Pledge Agreement") in the form of Exhibit B attached hereto. The purchase of the Shares is contingent upon the consummation of the Formation Transactions as defined in the Host Funding, Inc. Form S-11 Registration Statement as filed with the SEC on May 26, 1995.

         2. The Note. The Promissory Note shall be a non-recourse, five year note bearing interest, payable quarterly, at a fixed rate equal to 7% per annum. Principal payments on the note will be 2% per year. Furthermore, Seller hereby agrees to forgive the Note (i) in increments of 18% of the principal amount per annum for each year that the Buyer remains a director of the Seller, and (ii) upon the death, disability, or resignation of the Buyer as director (except for voluntary resignation or failure to serve).

         3. Closing Date. The purchase of the Shares shall close on April 22, 1996 ("Closing Date"), at 3:00 p.m.(Pacific Time) at the offices of Host Funding, Inc. At the closing, Buyer shall deliver to Seller the fully executed Note, and the fully executed Pledge Agreement all against Seller's delivery of a fully executed share certificate number ____ evidencing ownership of the Shares.

         4. Future Stock Purchase Rights. Buyer is hereby granted the right to acquire additional stock of the Seller, together with the two other Independent Directors, in the aggregate 0.5% of subsequent issuances of the Seller's common stock at the offering price of such shares with the consideration for such shares payable by a 100% non-recourse note, with principal payments of 2% per year and 18% of the principal forgiven each year the maker remains a director of the Seller. In any event, such aggregate 0.5% of subsequent issuances of the Seller's common stock shall not exceed 50,000 shares of the Seller's common stock. This Stock Purchase Right is exercisable only so long as Buyer is, at the time of exercise of such right and has been since the execution of this Agreement, an Independent Director of the Seller.

         5. Seller's Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:

                 5.1 Seller is the registered, legal and beneficial owner of the Shares with good and marketable title thereto, free and clear from all liens, security interests, charges, encumbrances and any other rights in favor of third parties whatsoever.

                 5.2 No person or other entity whatsoever has any agreement, option, right or privilege to purchase from Seller any of the Shares.

                 5.3 This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

         6. Buyer's Representations and Warranties. Buyer hereby represents and warrants to Seller as follows:

                 6.1 Buyer has full power and authority to enter into this Agreement and to purchase the Shares and the execution and implementation of this Agreement is in conformity with Section 500 of the California Corporations Code.

                 6.2 This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

         7.      General.

                 7.1 The parties hereby confirm and ratify the matters contained and referred to in the preamble to this Agreement and agree that the same are expressly incorporated into this Agreement.

                 7.2 This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, whether oral or written, and there are no other general or specific warranties, representations or other agreements except as herein specifically set forth.

                 7.3 Whenever the singular, plural, masculine, feminine or neuter is used throughout this Agreement the same shall be construed as meaning the singular, plural, masculine, feminine or neuter wherever the fact or context so requires.

                 7.4 All of the covenants, warranties and representations contained in this Agreement shall survive the closing and completion of this transaction and shall not merge on the closing of the transaction, but shall continue to be in full force and effect for the benefit of Buyer and Seller.

                 7.5 The parties hereto covenant and agree to do such things and execute such further documents, agreements, instruments or assurances as may reasonably be required by any other party hereto from time to time in order to carry out the terms of this Agreement in accordance with their true intent.

                 7.6 This Agreement shall be governed by and construed in accordance with the laws of the State of California. The parties hereto submit to the jurisdiction of the Courts of the State of California in and for the County of San Diego in connection with any dispute under this Agreement.

                 7.7      Time shall be of the essence of this Agreement.

                 7.8 This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and assigns.

                 7.9 This Agreement may be signed or executed in separate counterparts and the signing or execution of each counterpart shall have the same effect as the signing or execution of a single original document.

                 7.10 Representations and warranties of the parties hereto shall survive the closing of the transaction contemplated herein.


         IN WITNESS WHEREOF, this Agreement has been executed as of the date first hereinabove written.



         "SELLER"                       HOST FUNDING, INC.



                                        By:  /s/ Michael McNulty
                                           -------------------------------------
                                                 Michael McNulty, President




         "BUYER"                           *
                                        ----------------------------------------



          * This form of Stock Purchase Agreement was signed by each of Don W. Cockroft, William Birdsall and Charles Dunn on April 22, 1996.

                            SECURED PROMISSORY NOTE
                                                                       EXHIBIT A
$100,000.00
San Diego, California
April 22, 1996

         FOR VALUE RECEIVED, the undersigned obligor (the "Obligor") hereby promises to pay, in lawful money of the United States of America, to the order of Host Funding, Inc., a Maryland corporation, or any of its successors and assigns (the "Holder") at San Diego, California, the principal sum of One Hundred Thousand Dollars ($100,000.00).

         Interest due under this Promissory Note (the "Note") shall be payable in quarterly installments commencing on the 15th day of June, 1996, and continuing quarterly until the maturity of this Note including interest on the unpaid principal at the rate of seven (7%) percent per annum, and shall all be due and payable on the fifth (5th) anniversary of the date of the Note.

         Two percent (2%) of the original principal sum (or $2,000.00) shall be due and payable each year on the anniversary of the date of the Note. In addition, the Holder has agreed to forgive the principal on this Note (i) in increments of 18% of the original principal amount per annum (or $18,000.00) for each year that the Obligor remains a Director of the Holder, and (ii) upon the death, disability, or resignation of the Director (except for a voluntary resignation or failure to serve).

         If this Note is not paid within five (5) business days after the Maturity Date, interest shall accrue on the principal balance of this Note at the Default Rate (as defined below) from the date of this Note to the date the principal amount of this Note, plus accrued interest, is paid in full.

         Any interest payable under this Note shall be computed on the basis of a 360-day year for the actual number of days occurring in the period for which such interest is payable.

         Obligor's obligations under this Note are secured by 10,000 shares of Class A Common Stock in the Holder which the Obligor has pledged to the Holder pursuant to a pledge agreement entered into by and between the Obligor and the Holder on April 22, 1996 (the "Pledge Agreement").

A default under this Note shall entitle Holder to exercise its rights under the Pledge Agreement or other instrument securing Obligor's obligations under this Note.

         In the event of the occurrence of any default in the performance or observance of any covenant, agreement or condition contained in this Note, or other instrument securing Obligor's obligations under this Note, Holder may, in its sole discretion and without further notice to Obligor (notice of election being expressly waived by Obligor), declare the entire unpaid principal balance immediately due and payable in full.

         If Obligor fails to pay any installment of this Note within five (5) business days after the due date, a late charge shall be immediately due and payable. Obligor recognizes that default in making payments herein agreed to be paid when due will result in Holder incurring additional expense in servicing the loan represented by the Note, in loss to the Holder of the use of the money due and in frustration to Holder in meeting its financial commitments to third parties. Obligor agrees that, if for any reason Obligor fails to pay the amounts due under this Note when due, Holder shall be entitled to damages for the detriment caused thereby.

         Accordingly, Obligor agrees to pay, as liquidated damages, a sum equal to one-tenth percent (0.1%) of the unpaid principal balance of this Note if payment of said sum is not made within five (5) business days of the Maturity Date. The parties agree that the foregoing late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs that Holder will incur by reason of late payment. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other rights and remedies available to Holder.

         This Note may be prepaid at any time, in whole or in part, without penalty and without notice. Partial prepayments of principal shall not postpone or delay the date of any subsequent payments of principal or change the amount of such payments.

         If this Note is not paid when due, whether at maturity or by acceleration, Obligor promises to pay all costs and expenses of collection, including without limitation reasonable attorneys' fees and foreclosure fees.

         No single or partial exercise of any power under this Note shall preclude other or further exercise thereof or the exercise of any other power. Holder shall at all times have the right to proceed against any portion of the security held for this Note in such order and in such manner as Holder may deem fit, without waiving any rights with respect to any other security. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. The release of any party liable under this Note shall not operate to release any other party so liable.

         This Note has been executed and delivered in the State of California and is to be governed and construed according to the laws of that state.

         IN WITNESS WHEREOF, Obligor has caused this Secured Promissory Note to be executed as of the day and year first above written.


"OBLIGOR"                               "HOLDER"
                                        HOST FUNDING, INC.
                                        a Maryland corporation




  *                                         **
- -------------------------------------   ----------------------------------------
                                        By:  Michael S. McNulty
                                        Its: President


* This form of Secured Promissory Note was signed by each of Don W.Cockroft, William Birdsall, and Charles Dunn as Obligors on April 22, 1996.
** This form of Secured Promissory Note was signed by Michael McNulty on April 22, 1996.

                             STOCK PLEDGE AGREEMENT
                                                                       EXHIBIT B
         This agreement entered into as of April 22, 1996, between Don W. Cockcroft ("Pledgor" and sometimes referred to as the "Obligor"), and Host Funding, Inc., a Maryland corporation, ("Pledgee").

         1.  UNDERLYING FACTS/RECITALS.

                          1.1  Pursuant to the terms of a Stock Purchase
Agreement executed by Pledgor and Pledgee concurrently with this agreement (the "Stock Purchase Agreement"), Pledgor has agreed to purchase from Pledgee 10,000 shares ("Shares") of the issued and outstanding Class A voting common stock of Host Funding, Inc., a Maryland corporation (the "Company").

                          1.2  As payment for the purchase price of such
Shares, the Obligor has agreed to execute and deliver to Pledgee a promissory note ("Note") dated the same date as this agreement, in the principal sum of $100,000.

                          1.3  In consideration of Pledgee's execution of the
Stock Purchase Agreement and acceptance of the Note, Pledgor has agreed to secure the Note by a pledge of the Shares. Pledgee is willing to secure the Note by a pledge of the Shares. Pledgee is willing to accept the Note as payment for the Shares, if payment of the Note is secured by Pledgor's pledge of the Shares.

         2. PLEDGE OF SHARES. Pledgor hereby grants to Pledgee a security interest in the Shares, together with all additional shares issued to Pledgor by reason of a stock split or stock dividend, which additional shares are related to the Shares. Any additional shares deposited by Pledgor with the Pledgeholder named below for the benefit of Pledgee shall be immediately subject to this agreement and shall be included in the word "Shares" for all purposes of this agreement with the same force and effect as the original Shares pledged by Pledgor.

         3. DEBTS AND OBLIGATIONS. The security interest in the Shares granted pursuant to this agreement shall secure Pledgor's full and prompt performance of all terms and payment of all sums required under the Note.

         4.  PLEDGEHOLDER, DELIVERY OF SHARE CERTIFICATES.

                 4.1 Pledgor and Pledgee hereby designate Hotel Mortgage Resources, Inc., a Delaware corporation, to act as the pledgeholder ("Pledgeholder") of the Shares during the term of this agreement. Except as provided above, Pledgeholder may be changed only upon the mutual consent of the parties. Concurrently with the execution of the Note and this agreement, Pledgor shall deliver to Pledgeholder a certificate registered in the name of Pledgor with a separate stock assignment form endorsed in blank and undated evidencing the Shares to be held by Pledgeholder in accordance with the terms of this agreement. Pledgor agrees to deposit with Pledgeholder in the same manner all additional share certificates evidencing additional Shares which may from time to time be issued by Company to Pledgor during the term of this agreement.

                 4.2 Pledgeholder is not the agent of Pledgee or Pledgor and is not responsible for knowing or interpreting any provision of the Note or this agreement. Pledgeholder shall perform its duties and obligations under this agreement only upon receipt of written instructions of either Pledgee or Pledgor, as the case may be, or their authorized agents or representatives. Copies of all instructions delivered to Pledgeholder shall concurrently be delivered to the noninstructing party at its address set forth below.

                 4.3 In the event Pledgeholder receives conflicting instructions or demands or an objection to any one set of instructions, Pledgeholder shall immediately notify the parties of such conflict or objection and shall take no action of any nature whatsoever so long as such conflict or objection continues. In so doing, Pledgeholder shall not be or become liable for any damages to the parties for Pledgeholder's failure to comply with conflicting demands or instructions. Pledgeholder shall continue to refrain from taking any action until all differences have been resolved by the mutual agreement of the parties, a copy of which shall be delivered to Pledgeholder, or until the rights of the parties have been finally adjudicated in a court of proper jurisdiction. In the event the parties are unable to resolve such differences within a reasonable period of time, Pledgeholder, at its sole discretion and at the expense of the parties, shall have the right, but not the obligation, to file a suit in interpleader or for a declaratory judgment for the purpose of having the respective rights of the parties adjudicated in respect to this agreement and Shares held by Pledgeholder. The parties jointly and severally agree to pay all costs, expenses and reasonable attorneys' fees incurred by Pledgeholder in connection with the resolution of such differences, and in any resulting interpleader proceeding; provided, however, the prevailing party in any such action shall have the right to reimbursement from the other party for all costs and expenses including attorneys' fees paid by such prevailing party to the Pledgeholder pursuant to this agreement.

                 4.4 The parties shall jointly and severally indemnify, defend and hold the Pledgeholder harmless from and against any and all claims, losses and liabilities, including attorneys' fees, arising out of or in connection with serving as Pledgeholder, provided, however, that Pledgeholder shall not be indemnified for bad faith or intentional misconduct.

         5. DIVIDEND AND VOTING RIGHTS. The parties agree so long as there is no default in payment of the Note or a default under this agreement, the dividend and voting rights for the Shares shall be as follows:

                 a. All cash or property dividends paid with respect to the Shares shall be paid to Pledgor;

                 b.  The Shares shall be held of record by Pledgor.

         6. DEFAULT. The occurrence of any one of the following events shall constitute an event of default under this agreement:

                 6.1 Pledgor's failure to pay any indebtedness secured hereby in accordance with its terms, and such failure continues for a period of more than thirty (30) days after written notice by Secured Party to Debtor.

                 6.2 A court of competent jurisdiction enters a decree or order for relief in favor of Pledgor in any involuntary case under applicable bankruptcy, insolvency or similar law, state or federal, now or hereinafter in effect or a decree or order appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Pledgor or for any substantial part of the assets or property of Pledgor, or ordering the winding-up or liquidation of the affairs of Pledgor, and such decree or order remains unstayed and in effect for a period of sixty (60) consecutive days, or Pledgor commences a voluntary case under any applicable bankruptcy, insolvency, or similar law, state or federal, now or hereafter in effect, or consents to the entry of an order for relief in any involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian sequestrator (or similar official) of Pledgor or for any substantial part of the assets or property of Pledgor, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its or his debts in the ordinary course or as they become due, or shall take any action in furtherance of any of the foregoing;

                 6.3 Pledgor's failure to perform or cause to be performed any term or covenant of this agreement to be performed by Pledgor, or to discharge or cause to be discharged any liability to Pledgee; or

                 6.4 The occurrence or any event of default by Pledgor under the Note.

         7. REMEDIES. Upon the occurrence of any event of default, Pledgee may exercise any and all rights and remedies available to Pledgee under the California Commercial Code or other applicable laws, except as limited in this paragraph or the terms of the Note, including without limitation the right to:

                 7.1 Accelerate the maturity of any indebtedness secured by this agreement and any other obligations of Pledgor to Pledgee, regardless of the terms of any promissory note or instrument evidencing the same; or

                 7.2 Either in person or by agent with or without bringing any action or proceeding, or by a receiver to be appointed by a court, take possession of all or part of the Shares.

         Any notice of sale, disposition of other intended action by Pledgee sent to Pledgor at least five (5) days prior to such action shall constitute reasonable notice to Pledgor. Pledgor expressly waives all rights to possession of the Shares after an event of default which has not been cured within the time allowed by Pledgee, and all claims for injuries suffered as a result of any damage or loss caused by entry or repossession. Pledgee and Pledgor agree that Pledgee's sole remedy with respect to a default by Pledgor under this agreement shall be retention of the Shares in full satisfaction of the indebtedness and performance secured by this agreement and that Pledgee shall not have any rights against Pledgor for any deficiency remaining after sale or other disposition or repossession of the Shares.

         8. TERMINATION. This agreement shall terminate when all obligations of Pledgor under the terms of the Note have been performed in full and Pledgor is not otherwise in breach or default under the Note or this agreement. Immediately upon termination of this agreement, Pledgeholder shall deliver, or cause to be delivered to Pledgor any share certificates evidencing any Shares held by Pledgeholder for the benefit of Pledgee pursuant to the terms of this agreement.

         9.  MISCELLANEOUS.

                 9.1 Attorney's Fees. If either party commences or is made a party to any litigation, arbitration, mediation or other judicial or administrative proceeding ("proceeding") for interpleader or to enforce, interpret or obtain a declaration of rights under this agreement, the prevailing party in such proceedings shall be entitled to recover from the other party all attorneys' fees, costs (whether otherwise taxable or recoverable) and expenses incurred in connection with such proceeding or any appeal or enforcement of any judgment obtained in any such proceeding, including, without limitation, fees incurred in connection with post-judgment motions, contempt proceedings, garnishment, levy, debtor and third party examinations, discovery and bankruptcy litigation. Any judgment or order entered in any proceeding shall contain a specific provision providing for the recovery of attorneys' fees and costs incurred in enforcing such judgment or order. This attorneys' fees provision is intended to be severable from the other provisions of this agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order.

                 9.2 Notices. All notices, requests, demands and other communications under this agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if personally delivered, (ii) one business day after delivery by overnight courier, telegram or facsimile, or
(iii) three business days after mailing if mailed by first- class mail, postage prepaid, to the parties at their addresses set forth below, or such other address designated from time to time in writing by such party to all other parties.

                 9.3 Amendment and Waiver. This agreement may be amended only by a written agreement signed by all parties to this agreement. Waiver of any provision of this agreement shall not be deemed or constitute a waiver of any other provision, nor shall such waiver constitute a continuing waiver.

                 9.4 Successors and Assigns. This agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, beneficiaries, legal representatives, successors and assigns.

                 9.5 Counterparts. This agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument.

                 9.6 Governing Law and Severability. This agreement shall be governed by and construed under the laws of the State of California. If any provision of this agreement is invalid or contravenes California law, such provision shall be deemed not to be a part of this agreement and shall not affect the validity or enforceability of the remaining provisions.

                 9.7 Entire Agreement. This agreement represents the entire agreement between the parties with respect to the subject matter set forth above, and supersedes all previous oral and written agreements, communications, representations or commitments.

                 9.8 Further Assurances. The parties covenant and agree that they will execute such other and further instruments and documents as are or may become necessary or convenient to effectuate and carry out this agreement.

                 9.9  Time.  Time is of the essence under this agreement.

                 9.10 Construction. This agreement has been negotiated at arms length and each party has been represented by legal counsel. Accordingly, any rule of law (including without limitation California Civil code Section
1654) or legal decision that would require interpretation of any ambiguities in this agreement against the party drafting it is not applicable and is waived. The provisions of this agreement shall be interpreted in a reasonable manner to effect the intent of the parties and the purpose of this agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement on the date first hereinabove written.

                          PLEDGOR:


                           *
                          ---------------------------------

                          Address:


                          PLEDGEE:

                          HOST FUNDING, INC.
                          a Maryland corporation


                          By: **
                             ------------------------------
                             MICHAEL S. MCNULTY, President

                          Address:   7825 Fay Avenue, Suite 250
                                     La Jolla, CA 92037


                          PLEDGEHOLDER:

                          HOTEL MORTGAGE RESOURCES, INC.
                          a Delaware corporation

                          By: **
                             ------------------------------
                             IAN GARDNER-SMITH, Chief Executive Officer

                          Address:   7825 Fay Avenue, Suite 250
                                     La Jolla, CA 92037


         * This form of Stock Pledge Agreement was signed by each of Don W. Cockroft, William Birdsall, and Charles Dunn as Pledgors on April 22, 1996.
         ** This form of Stock Pledge Agreement was signed by Michael McNulty and Ian Gardner-Smith on April 22, 1996.